UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

December 22, 2008

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
(Address of principal executive offices) (Zip Code)

(301) 571-3476
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On December 19, 2008 our stockholders approved an amendment to our certificate of incorporation to increase the number of authorized shares of Common Stock from 1,500,000,000 to 3,000,000,000.   The increase in our authorized shares of Common Stock, if it leads to an increase in the number of issued and outstanding shares, could have a dilutive effect on the earnings per share, voting power and share holdings of current stockholders. The increase in authorized shares could also be used by our management as an anti-takeover device to defeat a hostile attempt to acquire control of Mobilepro Corp. through such means as issuing more shares of Common Stock to dilute the voting power of the outstanding shares and to increase the cost to acquire control of Mobilepro Corp. or as a means to impede the efforts of stockholders to elect directors other than those nominated by the then-current Board of Directors.

Item 8.01 Other Events.

The following represents the results of the voting of our Annual Meeting of Stockholders plus adjournments, as certified on December 19, 2008 by Interwest Transfer Company, Inc., in favor of the proposals (“For”), against, or as abstentions:

1.           Election of Directors:
	FOR	AGAINST	ABSTAIN
Donald H. Sledge	618,998,885	247,160	77,396,095

Jay O. Wright	591,667,949	27,578,096	77,396,095

2.           To amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 1,500,000,000 to 3,000,000,000:

FOR:	427,936,409	AGAINST:	267,701,188	ABSTAIN:	1,004,542

3.           To amend the Certificate of Incorporation to effect a reverse stock split of the Common Stock, $.001 par value, of the Company by a ratio of not less than one for two and not more than one for ten, with the exact ratio to be set within a range in the discretion of the Board of Directors, without further approval or authorization of the Stockholders:

FOR:	415,584,259	AGAINST:	279,082,093	ABSTAIN:	1,975,787

4.           To approve the ratification of the appointment of Bagell, Josephs, Levine & Company, L.L.C. as our Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2009:

FOR:	625,174,525	AGAINST:	42,818,183	ABSTAIN:	28,649,430

5.           To approve to adjourn or postpone the Annual Meeting until November 6, 2008 to permit further solicitation of proxies in the event an insufficient number of shares are present in person or by proxy to approve the proposals presented as the annual Stockholders Meeting:

FOR:	483,453,495	AGAINST:	204,783,470	ABSTAIN:	8,405,174

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer
MOBILEPRO CORP.

Date: December 22, 2008